                                     September 25, 1998 - INFORMATION ON DISTRIBUTION              EXHIBIT 28.7
                                                     TO CERTIFICATEHOLDERS

Structured Asset Mortgage Investments, Inc.
Mortgage Pass-Through Certificates, Series 1998-3

                        Principal Amt
            Original    Outstanding                                                               Ending
Certificat  Principal     Prior to    Interest  Interest         Interest    Principal      Principal Amount
  Class      Amount     Distribution   Rate     Accrued        Distributed    Payable        Outstanding

  A       $332,071,600  $137,482,320   6.809%    $  762,588    $  762,588   $19,691,010     $117,791,310
  R                100             0   6.809%             0             0             0                0
  B-1        5,257,000     5,230,084   6.809%        29,010        29,010       353,439        4,876,645
  B-2       13,142,815    13,075,522   6.809%        72,527        72,527       883,618       12,191,904

          $350,471,515  $155,787,926             $  864,125    $  864,125   $20,928,067     $134,859,859



